                                                                  EXHIBIT 99.j2

                                POWER OF ATTORNEY

     We, the undersigned Officers, Directors or Trustees, as the case may be, of the following investment companies:

            American Century California Tax-Free and Municipal Funds
                    American Century Government Income Trust
                    American Century International Bond Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                American Century Quantitative Equity Funds, Inc.
                    American Century Target Maturities Trust
                  American Century Variable Portfolios II, Inc.
                           (collectively, the "Funds")

hereby constitute and appoint David C. Tucker, Charles A. Etherington, David H.
Reinmiller, Charles C.S. Park, Janet A. Nash, Brian L. Brogan, Otis H. Cowan,
Kathleen Gunja Nelson, and Christine J. Crossley, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, Form N-8A or
any successor thereto, any and all subsequent Amendments, Pre-Effective
Amendments, or Post-Effective Amendments to said Registration Statements on Form
N-1A or any successor thereto, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Fund; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities
Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after
December 9, 2004.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     WITNESS our hands on this 9th day of December, 2004.

                               SIGNATURE AND TITLE

/s/ William M. Lyons                      /s/ Albert Eisenstat
------------------------------            ------------------------------------
William M. Lyons                          Albert Eisenstat

/s/ Maryanne Roepke                       /s/ Ronald J. Gilson
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Maryanne Roepke                           Ronald J. Gilson

                                          /s/ Kathryn Hall
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                                          Kathryn Hall

                                          /s/ Myron S. Scholes
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                                          Myron S. Scholes

                                          /s/ Kenneth E. Scott
                                          ------------------------------------
                                          Kenneth E. Scott

                                          /s/ John B. Shoven
                                          ------------------------------------
                                          John B. Shoven

                                          /s/ Jeanne D. Wohlers
                                          ------------------------------------
                                          Jeanne D. Wohlers